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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 12, 2007

DAYBREAK OIL AND GAS, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-50107	91-0626366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 W. Main Ave., Suite 1012 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 232-7674

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (6-04)                                Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Daybreak Oil and Gas, Inc. (“Daybreak”), has agreed to participate in a farmin agreement with Chevron U.S.A., Inc. (“Chevron”) for a 3-D seismic program in the San Joaquin Basin in southern California. Under the terms of the agreement, Chevron will fund 100% of the cost of the seismic program and thereby earn a 50% interest in the East Slopes Project area in Kern County, California.

Daybreak and its partners (“Partners”) will drill three wells on mutually agreed prospects generated from the seismic program. The Partners will then hold a 50% interest in lands contributed by Chevron.

The seismic farmin agreement is included in this report as Exhibit 99.1

ITEM 7.01  REGULATION FD DISCLOSURE

On July 12, 2007, Daybreak Oil and Gas, Inc. issued a press release announcing the seismic farmin agreement with Chevron U.S.A., Inc. This press release is included as Exhibit 99.2

This information is being disclosed pursuant to Regulation FD. Accordingly, the information in Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Seismic Option Farmin Agreement

99.2	Press Release from July 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYBREAK OIL AND GAS, INC.

By: /s/ Thomas Kilbourne
Thomas Kilbourne, Treasurer

Date:  July 16, 2007